EXHIBIT (2)(a)(1)




                            CERTIFICATE OF FORMATION

                                       OF

                        CITIGROUP ALTERNATIVE INVESTMENTS
                     MULTI-ADVISER HEDGE FUND PORTFOLIOS LLC




     This Certificate of Formation is being executed as of August 16, 2002, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. ss.ss. 18-101, et seq. (the "Delaware LLC Act").

     The undersigned, being duly authorized to execute and file this Certificate of Formation, does hereby certify as follows:

     1. Name. The name of the limited liability company formed hereby is CITIGROUP ALTERNATIVE INVESTMENTS MULTI-ADVISER HEDGE FUND PORTFOLIOS LLC (the "Company").

     2. Registered Office and Registered Agent. The Company's registered office in the State of Delaware is located at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The registered agent of the Company for service of process at such address is The Corporation Trust Company.

     3. Series. Notice is hereby given that, pursuant to Section 18-215(b) of the Delaware LLC Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Company shall be enforceable against the assets of such series only and not against the assets of the Company generally or any other series thereof and, unless otherwise provided in the limited liability company agreement, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other series thereof shall be enforceable against the assets of such series.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.



                              Citigroup Alternative Investments
                              Multi-Adviser Hedge Fund Portfolios LLC

                              By:  /s/ Nathan J. Greene
                                  -----------------------
                                   Nathan J. Greene
                                   Authorized Signatory